UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

MERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2014, Meritor, Inc. (the “Company”) entered into a Fourth Amendment to the Receivables Purchase Agreement (the “Fourth Amendment”), with ArvinMeritor Receivables Corporation (“ARC”), a wholly owned, special purpose subsidiary of the Company, and PNC Bank, National Association.  The Fourth Amendment amends the Company’s $100 million U.S. receivables securitization facility (the “Securitization Facility”), under which the Company has the ability to sell an undivided percentage ownership interest in substantially all of its trade receivables (excluding certain receivables due from AB Volvo) of certain of its U.S. subsidiaries to ARC. ARC funds these purchases with borrowings from participating lenders under a loan agreement.  The Fourth Amendment, among other things, extends the expiration of the Securitization Facility to October 15, 2017, and sets the maximum permitted priority-debt-to-EBITDA ratio as of the last day of each fiscal quarter under the Securitization Facility at 2.25 to 1.00.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment which is filed as Exhibit 10 to this Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

10
Fourth Amendment to the Receivables Purchase Agreement dated as of October 15, 2014, by and among ArvinMeritor Receivables Corporation, as Seller, Meritor, Inc., as Initial Servicer, and PNC Bank, National Association, as a Related Committed Purchaser, as an LC Participant, as a Purchase Agent, as LC Bank and as Administrator.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Sandra J. Quick
Sandra J. Quick
Senior Vice President, General Counsel and Secretary

Date: October 20, 2014

EXHIBIT INDEX

Exhibit

Number                                                                                Description

10
Fourth Amendment to the Receivables Purchase Agreement dated as of October 15, 2014, by and among ArvinMeritor Receivables Corporation, as Seller, Meritor, Inc., as Initial Servicer, and PNC Bank, National Association, as a Related Committed Purchaser, as an LC Participant, as a Purchase Agent, as LC Bank and as Administrator.